Exhibit 99.2

Notice Of Guaranteed Delivery

WCI Steel, INC.
Tender of
Any and All Outstanding 8% Senior Secured Notes Due 2016
In Exchange For
8% Senior Secured Notes Due 2016
Registered Under the Securities Act of 1933

Pursuant to the prospectus dated          , 2007

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY LOCAL TIME, ON          , 2007, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAYBE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAYBE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent is:

WILMINGTON TRUST COMPANY

By Certified or Registered Mail, Hand Delivery or Overnight Courier: Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Alisha Clendaniel	By Facsimile Transmission: (302) 636-4139 Attn: Exchanges

For Information or Confirmation by Telephone: (302) 636-6470

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

This Notice of Guaranteed Delivery is being provided in connection with the offer (the “Exchange Offer”) by WCI Steel, Inc. (the “Company”) to exchange new 8% Senior Secured Notes due 2016 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for all of its outstanding 8% Senior Secured Notes due 2016 (the “Original Notes”).

As set forth in the prospectus dated          , 2007 (the “Prospectus”) of the Company and in the accompanying letter of transmittal and instructions thereto (the “Letter of Transmittal”), this form or one substantially equivalent hereto must be used to accept the Exchange Offer if (1) the Letter of Transmittal or any other documents required thereby cannot be delivered to the exchange agent on or prior to the Expiration Date, (2) certificates of the Original Notes are not immediately available, or (3) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. This form may be delivered by mail or hand delivery or transmitted via facsimile to the exchange agent as set forth above. In addition, in order to utilize the guaranteed delivery procedures to tender the Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the exchange agent on or prior to the Expiration Date. See “The Exchange Offer — Procedures for Tendering Original Notes” in the Prospectus. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tender(s) to the Company upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the principal, or face, amount of the Original Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.” By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of the Original Notes set forth in the Letter of Transmittal.

The undersigned understands that tenders of the Original Notes pursuant to the Exchange Offer may not be withdrawn after the Expiration Date. Tenders of the Original Notes may be withdrawn prior to the Expiration Date as provided in the Prospectus.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Principal Amount of the Original Notes Tendered:*	Certificate Number(s) (if available):

*	Must be in denominations of principal, or face, amount of $1,000 at maturity or any integral multiple thereof, unless a holder has an original note in a principal amount not in an integral multiple of $1,000, in which case we will issue the exchange note in such amount.

If the Original Notes will be delivered by book-entry transfer:

Name of Tendering Institution: _ _

Account Number: _ _

X _ _ Date: _ _

X _ _ Date: _ _
  Signature(s) of Owner(s) or authorized Signatory

Address: _ _

Area Code and Telephone Number: _ _

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Original Notes exactly as their name(s) appear on certificate(s) for the Original Notes or, if tendered by a participant in one of the book-entry transfer facilities, exactly as such participant’s name appears on a security position listing as the owner of the Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth the following information and furnish evidence of his or her authority as provided in the Letter of Transmittal:

Please print name(s) and address(es)

Name(s): _ _

Capacity: _ _

Address: _ _

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution,” within the meaning of Rule 17Ad-15 under the Securities and Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby (i) represents that the above-named persons are deemed to own the Original Notes tendered hereby, (ii) represents that such tender of the Original Notes is being made by guaranteed delivery and (iii) guarantees that the Original Notes tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Original Notes into the exchange agent’s account at the book-entry transfer facility, pursuant to the procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the exchange agent at its address set forth above within three New York Stock Exchange trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Letter of Transmittal and the Original Notes to the exchange agent within the time period shown herein.

Name of Firm: _ _

Name of Authorized Signatory: _ _

Authorized Signature: _ _

Title: _ _

Address: _ _

Area Code and Telephone Number: _ _

Date: _ _

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